Exhibit 99.1

Camden National Corporation Reports Fourth Quarter and Year End 2009 Results

CAMDEN, Maine--(BUSINESS WIRE)--January 26, 2010--Camden National Corporation (NASDAQ: CAC; the “Company”), reported net income for 2009 of $22.8 million, or $2.97 per diluted share compared to 2008 net income of $15.3 million, or $2.00 per diluted share. Return on average assets increased to 1.00% for 2009 compared to 0.67% for 2008 and returns on average equity amounted to 12.81% and 9.15%, respectively, for the years ended December 31, 2009 and 2008.

Net income for the fourth quarter of 2009 was $5.2 million, or $0.68 per diluted share compared to $10.1 million, or $1.32 earnings per diluted share for the fourth quarter of 2008.

“We are pleased that our financial performance was as strong as it was in 2009, given that we faced the toughest economic conditions in decades,” said Gregory A. Dufour, President and Chief Executive Officer of the Company. “While our reported net income of $22.8 million set a record, the impact of the economic recession can be seen as our return on assets and return on equity slipped below our historic standards. Nonetheless, we believe those results will compare favorably to our peers once the year is assessed.”

“During a year when many people wondered if banks were still lending money, we successfully demonstrated our ability to support our borrowing customers by providing access to funds,” noted Dufour. “This resulted in one of our strongest years of lending as our loan portfolio was over $1.5 billion at December 31, 2009, representing loan growth of $25.9 million, an increase of 2% over December 31, 2008. These balances do not include an additional $72.5 million of residential mortgages that were originated during 2009 but sold during the year. The decision to sell those mortgages, but retain the servicing responsibilities which directly impact our customers, was part of our overall plan to reduce our exposure to rising interest rates since mortgage rates were at historic low levels during 2009. We are proud that these accomplishments were reached without bailout assistance from the U.S. Government’s “TARP” program.”

The Company’s total assets at December 31, 2009 were $2.2 billion, a decrease of $102.3 million compared to a year ago. This decrease reflects a reduction in investments of $130.5 million, which favorably impacted the capital ratios. Total borrowings decreased $135.8 million at December 31, 2009 compared to December 31, 2008 in conjunction with the decline in total assets.

Total deposits increased $6.3 million from a year ago, almost reaching the $1.5 billion level at December 31, 2009. Core deposit growth was strong with an overall increase of 7%. Interest checking, savings and money market deposits increased by $43.0 million and demand deposit balances increased by $13.1 million. Growth in total deposits was partially offset by a decline in retail certificates of deposit of $47.2 million and brokered funds of $2.6 million. The increase in core deposits can be attributed to account acquisition strategies as well as customers maintaining funds in more liquid deposit instruments at strong community banks given the current market and interest rate environment.

Net Income Comparison

Comparison to last year’s results is impacted by the $14.0 million write-down in the third quarter of 2008 of other-than-temporarily impaired securities resulting from investments in auction pass-through certificates with Federal Home Loan Mortgage Corporation preferred stock assets. Results were also impacted by the related $4.9 million tax benefit recorded in the fourth quarter of 2008 in accordance with a change in tax treatment enacted in the Emergency Economic Stabilization Act of 2008.

In 2008, certain non-core items were included in the computation of earnings in accordance with generally accepted accounting principles (“GAAP”). The table below presents certain non-GAAP information which the Company believes is provided information that is useful in assessing the Company’s core operating results. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

Non-GAAP Financial Information
	Three Months Ended
(In thousands, except per share data)	December 31, 2009		December 31, 2008

	Amount	Per Share	Amount	Per Share

Net income, GAAP basis/Earnings per diluted share, GAAP basis	$5,227	$0.68	$10,054	$1.32
Adjustment to eliminate tax effect of other-than-temporary impairment write-down	-	-	(4,883)	(0.64)
Core (non-GAAP) net income/Core (non-GAAP) earnings per diluted share	$5,227	$0.68	$5,171	$0.68

Core (non-GAAP) return on average equity	10.99%		12.74%
Core (non-GAAP) return on average assets	0.92%		0.89%

	Years Ended
	December 31, 2009		December 31, 2008

	Amount	Per Share	Amount	Per Share

Net income, GAAP basis/Earnings per diluted share, GAAP basis	$22,773	$2.97	$15,335	$2.00
Adjustment to eliminate other-than-temporary impairment write-down	-	-	13,950	1.82
Adjustment to eliminate tax effect of other-than-temporary impairment write-down	-	-	(4,883)	(0.64)
Core (non-GAAP) net income/Core (non-GAAP) earnings per diluted share	$22,773	$2.97	$24,402	$3.18

Core (non-GAAP) return on average equity	12.81%		14.56%
Core (non-GAAP) return on average assets	1.00%		1.06%

“The impact of the economic volatility our industry has faced will probably result in 2009 being one of the worst years in banking history,” commented Dufour. “Fortunately, Camden National’s capital levels continue to exceed the minimum standards to be considered ‘well capitalized,’ and with our solid earnings base has enabled us to absorb the increased FDIC assessments, provision for loan losses, and costs associated with managing foreclosed properties. As we start the new year, our focus will remain on quality earnings growth that ultimately will translate into a strengthening of our balance sheet and capital position.”

The Company’s core net income for the year ended December 31, 2009 compared to last year declined $1.6 million or 7%. Higher expenses in the loan loss provision of $3.8 million, FDIC insurance premiums of $3.0 million and foreclosed properties costs of $1.3 million outpaced the increase in revenue of $6.6 million, or 8%.

The Company’s core net income for the fourth quarter of 2009 compared to the same period in 2008 increased $59,000 or 1%. Core earnings growth was due to an increase in net interest income driven by a higher net interest margin as well as growth in fee income which was offset by increases in non-interest expenses.

Operating Highlights

Net interest income increased $2.8 million or 4% for the year ended December 31, 2009 as the net interest margin increased 16 basis points to 3.53%. Net interest income for the fourth quarter of 2009 compared to the fourth quarter of 2008 increased 1% to $17.9 million as the increase in the net interest margin of 12 basis points to 3.49% was partially offset by a decline in average earnings assets related to the decline in the Company’s investment portfolio. The Company’s ability to improve pricing on deposits and borrowings and minimize the decline of interest rates on loans and investments resulted in the improvement in the net interest margin.

Non-interest income for the year ended December 31, 2009 of $19.4 million increased $3.8 million, or 24% over the prior year’s non-interest income before the security impairment write-down. This increase was primarily due to an increase in mortgage banking income of $1.7 million and security losses of $1.6 million realized in 2008.

Non-interest income for the fourth quarter of 2009 was $4.7 million compared to $2.9 million for the fourth quarter of 2008, an increase of $1.8 million or 64%. The increase was primarily due to net losses on the sale of securities of $1.0 million recorded in the fourth quarter of 2008 combined with additional mortgage banking income of $237,000 and an increase in fiduciary services income of $148,000 in the fourth quarter of 2009.

Non-interest expense for the year ended December 31, 2009 of $51.0 million increased $4.2 million, or 9.0%, due to an increase in FDIC and regulatory assessment fees of $3.0 million and increased costs associated with foreclosed properties of $1.3 million. When excluding these expenses, overall operating costs for 2009 declined between years.

Non-interest expense for the fourth quarter of 2009 was $13.2 million compared to $11.0 million for the fourth quarter of 2008, an increase of $2.2 million or 20%. The increase is related to increased costs associated with salaries and benefits of $1.4 million and an expense of $637,000 related to misappropriation of funds by a former employee that was previously disclosed during October 2009. Salaries and benefits increased primarily due to a $492,000 increase in the investment values in the Company’s deferred executive and director compensation plan due to market appreciation, an increase in the long-term incentive compensation of $217,000 for the fourth quarter of 2009 and the reversal of incentive compensation in the fourth quarter of 2008 of $450,000. The write-off of $637,000 pertaining to the misappropriated funds represents the estimated maximum exposure and does not take into consideration recovery efforts. The Company is vigorously pursuing all available avenues, including working with law enforcement officials, pursuing parties that benefited from the unauthorized transfers as well as coverage under bond insurance, to recover the losses to the maximum extent possible.

Asset Quality

“Asset quality remains a high priority at Camden National, requiring focus by all of our stakeholders as the continuation of a weak economy may result in additional financial stress for our borrowers,” said Dufour. “In 2009 we were committed to maintain a level of reserves for potential loan losses that reflected the economic situation. At December 31, 2009, our allowance for credit losses (“allowance”) was 1.33% of total loans, up from 1.18% at the same point in 2008.”

The provision for loan losses was $8.2 million for the year ended December 31, 2009 compared to $4.4 million for the year ended December 31, 2008. The increase in the allowance was based on higher levels of non-performing assets which totaled $25.3 million, or 1.13% of total assets at December 31, 2009 compared to $16.7 million, or 0.71% at December 31, 2008. In 2009, net charge-offs were $5.6 million or 0.37% to average loans, compared to $4.7 million and 0.31%, respectively, for 2008.

Dividends and Capital

The Board of Directors approved a dividend of $0.25 per share, payable on January 29, 2010 for shareholders of record on January 15, 2010, which is equal to the dividend declared for the same period last year.

The Company’s total risk-based capital ratio increased to 13.49% at December 31, 2009 compared to 12.32% a year ago as capital levels increased with earnings and the deleveraging of the balance sheet. The Company and Camden National Bank exceeded the minimum ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered “well capitalized.”

Camden National Corporation, recently ranked 11th in USBanker's 2009 list of top-performing mid-tier banks, is the holding company employing more than 400 Maine residents for two financial services companies including Camden National Bank along with its division Union Trust, and the wealth management company, Acadia Trust, N.A. Camden National Bank, named in 2009 as the Finance Authority of Maine’s “Financial Institution of the Year,” is a full-service community bank with a network of 37 banking offices serving coastal, western, central, and eastern Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland, Bangor, and Ellsworth. Located at Camden National Bank, Acadia Financial Consultants offers full-service brokerage and insurance services.

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “will,” “should,” and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties and other factors may cause the actual results, performance or achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: general, national, regional or local economic conditions which are less favorable than anticipated; changes in loan default and charge-off rates; declines in the equity and financial markets; reductions in deposit levels; declines in mortgage loan refinancing, equity loan and line of credit activity; changes in the domestic interest rate environment and inflation; changes in the carrying value of investment securities and other assets; further actions by the U.S. government and Treasury Department, similar to the Federal Home Loan Mortgage Corporation conservatorship, which could have a negative impact on the Company’s investment portfolio and earnings; misalignment of the Company’s interest-bearing assets and liabilities; increases in loan repayment rates affecting interest income and the value of mortgage servicing rights; changing business, banking, or regulatory conditions or policies, or new legislation affecting the financial services industry, that could lead to changes in the competitive balance among financial institutions, restrictions on bank activities, changes in costs (including deposit insurance premiums), increased regulatory scrutiny, declines in consumer confidence in depository institutions, or changes in the secondary market for bank loan and other products; and changes in accounting rules, Federal and State laws, Internal Revenue Service regulations, and other regulations and policies governing financial holding companies and their subsidiaries which may impact our ability to take appropriate action to protect our financial interests in certain loan situations. Other factors could also cause these differences. For more information about these factors please see our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and the Company does not promise to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Statement of Income Data (unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
(In thousands, except number of shares and per share data)	2009	2008	2009	2008

Interest income
Interest and fees on loans	$20,889	$22,913	$84,901	$96,716
Interest on securities and other	6,226	7,731	28,430	30,404
Total interest income	27,115	30,644	113,331	127,120
Interest expense
Interest on deposits	4,834	7,447	22,577	31,700
Interest on borrowings	4,340	5,504	17,743	25,199
Total interest expense	9,174	12,951	40,320	56,899
Net interest income	17,941	17,693	73,011	70,221
Provision for loan losses	1,700	2,277	8,214	4,397
Net interest income after provision for loan losses	16,241	15,416	64,797	65,824
Non-interest income
Service charges on deposit accounts	1,318	1,306	5,261	5,375
Other service charges and fees	706	661	2,908	2,720
Income from fiduciary services	1,570	1,422	5,902	6,453
Mortgage banking income (loss), net	92	(145)	1,314	(361)
Bank-owned life insurance	368	404	1,476	1,287
Net gain (loss) on sale of securities	51	(1,001)	52	(1,624)
Other income	596	214	2,535	1,810
Total non-interest income before security impairment write-down	4,701	2,861	19,448	15,660
Loss on security impairment write-down	-	-	-	(13,950)
Total non-interest income	4,701	2,861	19,448	1,710
Non-interest expenses
Salaries and employee benefits	6,393	4,963	24,588	24,093
Net occupancy	954	1,015	3,908	4,023
Furniture, equipment and data processing	1,126	1,107	4,359	4,574
Consulting and service fees	815	937	2,955	3,166
OREO and collection costs	391	561	2,332	1,079
Regulatory assessments	731	365	4,035	1,041
Donations and marketing	330	263	1,133	1,452
Communication costs	376	386	1,556	1,653
Other expenses	2,054	1,386	6,163	5,735
Total non-interest expenses	13,170	10,983	51,029	46,816
Income before income taxes	7,772	7,294	33,216	20,718
Income taxes	2,545	(2,760)	10,443	5,383
Net income	$5,227	$10,054	$22,773	$15,335

Selected Financial and Per Share Data:
Return on average equity	10.99%	24.78%	12.81%	9.15%
Return on average tangible equity	14.58%	35.02%	17.38%	12.77%
Return on average assets	0.92%	1.73%	1.00%	0.67%
Efficiency ratio (1)	58.30%	50.95%	55.22%	53.50%
Basic earnings per share	$0.68	$1.32	$2.98	$2.00
Diluted earnings per share	$0.68	$1.32	$2.97	$2.00
Cash dividends paid per share	$0.25	$0.25	$1.00	$0.99
Weighted average number of common shares outstanding	7,644,831	7,638,343	7,642,492	7,674,827
Diluted weighted average number of common shares outstanding	7,674,167	7,642,226	7,665,357	7,680,412

(1) Computed by dividing non-interest expense by the sum of net interest income and non-interest income (excluding securities gains/(losses) and investment impairment).

Statement of Condition Data (unaudited)

	December 31,
(In thousands, except number of shares)	2009	2008

Assets
Cash and due from banks	$29,772	$35,195
Securities:
Securities available for sale, at fair value	479,708	606,031
Securities held to maturity, at amortized cost	37,914	42,040
Federal Home Loan and Federal Reserve Bank stock, at cost	21,965	21,969
Total securities	539,587	670,040
Trading account assets	1,725	1,304
Loans held for sale	-	-
Loans:
Residential real estate	627,655	621,048
Commercial real estate	434,783	400,312
Commercial	191,214	213,683
Consumer	273,106	265,865
Total loans	1,526,758	1,500,908
Less allowance for loan losses	(20,246)	(17,691)
Net loans	1,506,512	1,483,217
Goodwill	41,780	41,857
Bank-owned life insurance	41,677	40,459
Premises and equipment, net	26,054	25,872
Other real estate owned	5,479	4,024
Other assets	42,797	39,528
Total assets	$2,235,383	$2,341,496

Liabilities
Deposits:
Demand	$193,549	$180,407
Interest checking, savings and money market	675,681	632,664
Retail certificates of deposit	545,789	593,013
Brokered deposits	80,788	83,433
Total deposits	1,495,807	1,489,517
Federal Home Loan Bank advances	209,710	258,925
Other borrowed funds	272,916	359,470
Junior subordinated debentures	43,512	43,410
Accrued interest and other liabilities	22,877	23,774
Total liabilities	2,044,822	2,175,096

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,644,837, and 7,638,713 shares on December 31, 2009
and December 31, 2008, respectively	50,062	48,984
Retained earnings	133,634	118,564
Accumulated other comprehensive income (loss)
Net unrealized gains (losses) on securities available for sale, net of tax	7,083	(89)
Net unrealized gains on derivative instruments, at fair value, net of tax	739	-
Net unrecognized losses on post-retirement plans, net of tax	(957)	(1,059)
Total accumulated other comprehensive income (loss)	6,865	(1,148)
Total shareholders' equity	190,561	166,400
Total liabilities and shareholders' equity	$2,235,383	$2,341,496

Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Year Ended			At or for the Year Ended
	December 31, 2009			December 31, 2008
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$539,959	$25,979	4.81%	$547,276	$27,671	5.06%
Securities - nontaxable (1)	63,472	3,707	5.84%	70,177	4,138	5.90%
Trading account assets	1,479	24	1.62%	1,515	35	2.31%
Federal funds sold	-	-	-	335	11	3.28%
Loans: (1) (2)
Residential real estate	622,535	35,726	5.74%	626,519	37,634	6.01%
Commercial real estate	415,369	25,168	6.06%	413,744	28,828	6.97%
Commercial	181,392	10,170	5.61%	206,220	14,181	6.88%
Municipal	21,533	1,079	5.01%	22,752	1,131	4.97%
Consumer	267,375	13,106	4.90%	248,628	15,256	6.14%
Total loans	1,508,204	85,249	5.65%	1,517,863	97,030	6.39%
Total interest-earning assets	2,113,114	114,959	5.44%	2,137,166	128,885	6.03%

Cash and due from banks	28,985			37,351
Other assets	155,921			146,108
Less allowance for loan losses	(18,742)			(17,303)
Total assets	$2,279,278			$2,303,322

Liabilities & Shareholders' Equity
Interest-bearing liabilities:
NOW accounts	$206,424	967	0.47%	$186,652	1,490	0.80%
Savings accounts	140,246	499	0.36%	133,128	766	0.58%
Money market accounts	312,746	3,127	1.00%	345,834	7,542	2.18%
Certificates of deposit	578,231	15,997	2.77%	531,539	19,008	3.58%
Total retail deposits	1,237,647	20,590	1.66%	1,197,153	28,806	2.41%
Brokered deposits	75,204	1,987	2.64%	71,513	2,894	4.05%
Junior subordinated debentures	43,462	2,845	6.55%	43,356	2,949	6.80%
Borrowings	536,908	14,898	2.77%	612,532	22,250	3.63%
Total wholesale funding	655,574	19,730	3.01%	727,401	28,093	3.86%
Total interest-bearing liabilities	1,893,221	40,320	2.13%	1,924,554	56,899	2.96%

Demand deposits	184,979			186,924
Other liabilities	23,348			24,275
Shareholders' equity	177,730			167,569
Total liabilities & shareholders' equity	$2,279,278			$2,303,322

Net interest income (fully-taxable equivalent)		74,639			71,986
Less: fully-taxable equivalent adjustment		(1,628)			(1,765)
		$73,011			$70,221

Net interest rate spread (fully-taxable equivalent)			3.31%			3.08%
Net interest margin (fully-taxable equivalent)			3.53%			3.37%

(1) Reported on tax-equivalent basis calculated using a rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)

	At or for
	the Years Ended
	December 31,
(In thousands)	2009	2008

Non-accrual loans:
Residential real estate	$6,161	$4,048
Commercial real estate	6,476	4,957
Commercial	4,145	2,384
Consumer	1,158	1,112
Total non-accrual loans	17,940	12,501
Loans 90 days past due and accruing	1,324	206
Renegotiated loans not included above	581	-
Total non-performing loans	19,845	12,707
Other real estate owned:
Residential real estate	1,851	187
Commercial real estate	3,628	3,575
Commercial	-	262
Total other real estate owned	5,479	4,024
Total non-performing assets	$25,324	$16,731

Loans 30-89 days past due:
Residential real estate	$1,847	$2,880
Commercial real estate	2,196	2,314
Commercial	638	3,601
Consumer	374	829
Total loans 30-89 days past due	$5,055	$9,624

Allowance for loan losses at the beginning of the period	$17,691	$13,653
Acquired from Union Trust	-	4,369
Provision for loan losses	8,162	4,397
Charge-offs:
Residential real estate	792	221
Commercial real estate	1,844	3,236
Commercial	2,640	1,286
Consumer	1,180	810
Total charge-offs	6,456	5,553
Total recoveries	849	825
Net charge-offs	5,607	4,728
Allowance for loan losses at the end of the period	$20,246	$17,691

Components of allowance for credit losses:
Allowance for loan losses	$20,246	$17,691
Liability for unfunded credit commitments	51	-
Balance of allowance for credit losses at year-end	$20,297	$17,691

Ratios:
Non-performing loans to total loans	1.30%	0.85%
Non-performing assets to total assets	1.13%	0.71%
Allowance for credit losses to total loans	1.33%	1.18%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.22%	0.48%
Year-to-date	0.37%	0.31%
Allowance for credit losses to non-performing loans	102.28%	139.22%
Loans 30-89 days past due to total loans	0.33%	0.64%

Selected Financial Data (unaudited)

		At or for
		the Years Ended
		December 31,
		2009	2008

Tier 1 leverage capital ratio		8.17%	7.19%
Tier 1 risk-based capital ratio		12.24%	11.11%
Total risk-based capital ratio		13.49%	12.32%
Tangible equity to total assets		6.45%	5.10%
Book value per share		$24.93	$21.78
Tangible book value per share (1)		$18.86	$15.62

Investment Data (unaudited)

	December 31, 2009
	Amortized	Unrealized	Unrealized	Fair
(In thousands)	Cost	Gains	Losses	Value

Available for sale
Obligations of states and political subdivisions (2)	$17,587	$473	$-	$18,060
Mortgage-backed securities issued or guaranteed by U.S. government sponsored enterprises
	412,113	16,608	(365)	428,356
Private issue collateralized mortgage obligations (CMO) (3)	34,121	12	(5,261)	28,872
Total debt securities	463,821	17,093	(5,626)	475,288

Equity securities (4)	5,000	-	(580)	4,420
Total equity securities	5,000	-	(580)	4,420
Total securities available for sale	$468,821	$17,093	$(6,206)	$479,708

Held to maturity
Obligations of states and political subdivisions (2)	$37,914	$1,725	$-	$39,639
Total securities held to maturity	$37,914	$1,725	$-	$39,639

Other securities
Federal Home Loan Bank Stock (5)	$21,031	$-	$-	$21,031
Federal Reserve Bank Stock	934	-	-	934
Total other securities	$21,965	$-	$-	$21,965

Trading account assets (6)				$1,725

(1) Computed by dividing total shareholders’ equity less goodwill and other intangible assets by the number of common shares outstanding.
(2) Over 98% of the portfolio is rated by at least one of the three major rating agencies (Moody's, Standard & Poor's or Fitch) and all of these ratings are investment grade.
(3) $16.7 million of the CMO's are rated Triple-A by at least one of the three rating agencies, while three CMO's currently carry ratings below investment grade; one CMO with a fair value of $4.5 million is rated B3 by Moody's and CC by Fitch, a second CMO with a fair value of $2.8 million is rated B3 by Moody's and CCC by Standard & Poor's, and a third CMO with a fair value of $2.2 million is rated BB by Fitch and B by Standard & Poor's.
(4) The Duff & Phelps (DNP) Select Income Fund Auction Preferred Stock continues to fail at auction. We are currently collecting all amounts due according to contractual terms and have the ability and intent to hold the security until it clears auction, is called or matures on December 22, 2021.
The DNP Auction Preferred Stock is rated Triple-A by Moody’s and Standard & Poor's.
(5) The Federal Home Loan Bank of Boston has suspended its quarterly dividend payment.
(6) Investments held in mutual funds that represent deferred director and executive compensation investments.

CONTACT:
Camden National Corporation
Chance Farago, 207-230-2130
Public Relations Officer
cfarago@camdennational.com